Form 8-K. Exhibit 10.1

AFFILIATE STOCK PURCHASE AGREEMENT

This Affiliate Stock Purchase Agreement (this “Agreement”), is made as of December 09, 2009, by and between Budi Setyawan, as to 600,000 shares and Herdiansyah Milana, as to 600,000 shares, both of JL.P Banka, No. 9, Aren Jaya Bekasi, Timur Jawa Barat, Jakarta, Indonesia (the “Sellers”) and the purchasers listed on Schedule “A” hereto, each of which is referred to herein as a “Purchaser” and collectively as the “Purchasers”.

WHEREAS, the Sellers collectively are the owners of 1,200,000 restricted shares of common stock, of Reflex Inc., a Nevada corporation (the “Company”) in the proportions set out above; and

WHEREAS, the Sellers propose to sell to each Purchaser the number of restricted shares of common stock specified next to such Purchaser’s name in Schedule “A” hereto (the “Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     PURCHASE AND SALE

1.1     The Sellers hereby agree to sell, assign, transfer and deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Seller, the Purchased Shares at a purchase price per share of US $_ for an aggregate purchase price of US $ 180,000.00 (the “Purchase Price”) payable on the Closing Date (as defined below).

2.     REPRESENTATIONS AND WARRANTIES OF THE SELLER

2.1     The Sellers jointly and severally warrant, covenant and represent to each Purchaser with the intention of inducing each Purchaser to enter into this Agreement that:

(a)  immediately prior to and at the Closing, the Sellers shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Sellers shall transfer to each Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)  the Sellers have the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Sellers hereunder and to consummate the transactions contemplated hereby; and

(c)  each Seller is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act");

(d) to the best of the knowledge, information and belief of the Sellers there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence or may hereafter arise;

(e) no Seller is indebted to the Company and the Company is not indebted to any of the Sellers;

(f)  the authorized capital of the Company consists of 100,000,000 common s hares, par value $0.001 per share, of which a total of 2,150,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable;

(g) no person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company;

(h) the Company has no liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Company's most recent audited financial statements (the “Financial Statements”) filed on Edgar which will have been paid in full either from the Purchase Price or prior to payment of the Purchase Price; and the Sellers will pay any outstanding liability of the Company in excess of $100 with the Purchase Price;

(i) the Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the Financial Statements; and

(j) there are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basi8s for same.

3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1      Each Purchaser represents and warrants to the Seller that each Purchaser:

(a) has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b) understands and agrees that offers and sales of any of the Purchased Shares prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the “Restricted Period”) as contemplated in this Agreement shall only be made in compliance with the safe harbor provisions set forth in Regulation S or pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom; and

(c) is acquiring the Purchased Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other persona has a direct or indirect beneficial interest in the Purchased Shares.

The foregoing representations and warranties are inserted for the exclusive benefit of the Purchasers and may be waived in all or in part by the Purchasers by notice in writing to the Sellers.

4.     INDEMNIFICATION

4.1     The Sellers jointly and severally hereby agree to indemnify and hold harmless the Purchasers and the Company against any losses, claims, damages or liabilities to which the Sellers or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon taxes, real property leases or equipment leases payable by or for which the Company has the primary liability; and in particular, any misrepresentations of the Sellers as contained herein.  Damages of the Purchasers are not limited to the amount of the Sellers received hereunder but will include each Purchaser's or Company's actual cost of any claim and full costs of negotiations and for defense.

5.     MISCELLANEOUS

5.1      The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

5.2      Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

5.3      There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

5.4      This Agreement will be governed by and construed in accordance with the laws of the state of New York.  The parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of New York with respect to any legal proceedings arising from this Agreement.

5.5      The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of three years.

5.6      This Agreement may be executed in several counterparts, each of which will be deemed or be an original and all of which will together constitute once and the same instrument.

5.7      Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of the Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

Sellers

/s/ Budi Setyawan     /s/ Herdiansyah Milana

Purchasers

/s/ Nai Sung Chou     /s/ Yidian Dong          /s/ Di Zhang          /s/ Zemin Su

/s/ De Hong Chou

Schedule A

Purchasers	No. of Shares Purchased
Nai Sung Chou	516,000
Yidian Dong	504,000
Zemin Su	60,000
De Hong Chou	60,000
Di Zhang	60,000
Total	1,200,000